                                                             Exhibit 10(b)


                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

   We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury QA Equity Series, Inc. filed as part of Registration Statement No. 333-88693 and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-lA (File No. 333-88693).


                                    /s/ Swidler Berlin Shereff Friedman, LLP

                                    Swidler Berlin Shereff Friedman, LLP

New York, New York
April 14, 2000